UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2024

TREASURE MERGER SUB II, LLC

(Exact name of registrant as specified in charter)

Delaware	000-56679	99-0807091
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Pkwy, Suite 300,

Charlotte, North Carolina 28269

(Address of principal executive offices / Zip Code)

(866) 744-7380

(Registrant’s telephone number, including area code)

TREASURE HOLDCO, INC.

101 Oakley Street, Evansville, Indiana 47710

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 4, 2024 (the “Closing Date”), Treasure Holdco, Inc., a Delaware corporation (“Spinco”), which, prior to the Merger (as defined below), was a wholly owned subsidiary of Berry Global Group, Inc. (“Berry”), Magnera Corporation, a Pennsylvania corporation (formerly known as Glatfelter Corporation, “Magnera”), Treasure Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Magnera (“First Merger Sub”), and Treasure Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Magnera (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), completed the previously disclosed transactions contemplated by that certain RMT Transaction Agreement, dated as of February 6, 2024 (the “RMT Transaction Agreement”) and certain other agreements in connection with the transactions contemplated by the RMT Transaction Agreement.

Specifically, (i) Berry separated the business, operations and activities that constituted the global nonwovens and hygiene films business of Berry (the “HHNF Business”) from Berry’s other businesses pursuant to which certain assets and liabilities constituting the HHNF Business were transferred pursuant to a separation plan to Spinco, and certain excluded assets and liabilities unrelated to the HHNF Business were transferred to Berry or other non-Spinco subsidiaries of Berry, subject to certain exceptions set forth in the Separation Agreement (collectively, the “Separation”), (ii) in connection with the Separation, Spinco assumed certain debt of the HHNF Business and made a cash distribution to Berry from the proceeds of the financing by Spinco (the “Special Cash Payment”), (iii) Glatfelter amended its amended and restated Articles of Incorporation (the “Glatfelter Charter”), to, among other things, change its name to “Magnera Corporation”, effect a reverse stock split of all issued and outstanding shares of common stock of Glatfelter, par value $0.01 per share (“Magnerac common stock”) and increase the number of authorized shares of Magnera common stock (the “Charter Amendment”), (iv) thereafter, on the Closing Date, Berry distributed 100% of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) to Berry stockholders by way of a pro rata dividend such that each holder of shares of Berry common stock, par value $0.01 per share (“Berry common stock”) was entitled to receive one share of Spinco common stock for each share of Berry common stock held as of the record date, November 1, 2024 (the “Spinco Distribution”), and (v) immediately after the Spinco Distribution, First Merger Sub merged with and into Spinco, with Spinco surviving as a direct wholly owned subsidiary of the Company (the “First Merger”), immediately following which, Spinco merged with and into Second Merger Sub, with Second Merger Sub surviving as a limited liability company and a direct wholly owned subsidiary of the Company (the “Second Merger”, and collectively with the First Merger, the “Merger” and the Merger together with the Separation, Special Cash Payment, Spinco Distribution, and the Charter Amendment, the “Transactions”).

Pursuant to the RMT Transaction Agreement, at the effective time of the First Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.276305 shares of Magnera common stock. As a result of the completion of the Transactions, holders of Berry Common Stock (as holders of Spinco Common Stock immediately following the Spinco Distribution) own approximately 90% of the outstanding Magnera common stock, on a fully diluted basis.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, Spinco, as the initial borrower, entered into a Term Loan Credit Agreement with the Borrower (as defined therein) (the “Term Borrower”), the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent for the lenders, which established a term loan facility (the “Term Loan Facility”) in the outstanding principal amount of $785 million that matures in seven years. In connection with the Transactions, Magnera assumed Spinco’s obligations in respect of the Term Loan Facility.

Additionally, on the Closing Date, Spinco, as the initial U.S. borrower, entered into an Asset-Based Revolving Credit Agreement with Magnera (following its assumption of Spinco’s obligations, the “U.S. Borrower”), Glatfelter Gatineau Ltée (the “Canadian Borrower”), Glatfelter Lydney, Ltd., Glatfelter Caerphilly Limited, and Fiberweb Geosynthetics Limited (collectively, the “U.K. Borrowers”), Glatfelter Gernsbach GmbH (the “German Lead Borrower”), certain other German subsidiaries of Magnera (together with the German Lead Borrower, the “German Borrowers”, and together with the U.S. Borrower, the Canadian Borrower and the U.K. Borrowers, the “ABL Borrowers”), the lenders party thereto and Wells Fargo Bank, National Association as administrative agent, collateral agent and U.K. security trustee for the lenders, which established a revolving credit facility (the “Revolving Credit Facility”) in the aggregate amount of $350 million. In connection with the Transactions, Magnera assumed Spinco’s obligations in respect of the Revolving Credit Facility.

On the Closing Date, Magnera also assumed all obligations under $800,000,000 aggregate principal amount of 7.250% senior secured notes due 2031 (the “Notes”) issued by Treasure Escrow Corporation (the “Escrow Issuer”) on October 25, 2024, pursuant to an indenture, dated as of October 25, 2024, between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent, as supplemented by the First Supplemental Indenture, dated as of Closing Date, by and among the Escrow Issuer, Second Merger Sub and the Trustee, and the Second Supplemental Indenture, dated as of Closing Date, by and among Magnera, Second Merger Sub, certain subsidiaries of Magnera and the Trustee (the “Indenture”). Upon such assumption, the Escrow Issuer was released from its obligations under the Notes and the Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

For additional information regarding the HHNF Business, please refer to the registration statement on Form 10 and the information statement included therein, which Spinco initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2024 (as amended, the “Registration Statement”), relating to the Berry’s spin-off of Spinco. On October 22, 2024, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the spin-off of Spinco and provides information regarding Berry, Magnera, Spinco and the HHNF business.

The final information statement, dated November 4, 2024 (the “Information Statement”), is attached hereto as Exhibit 99.1. On November 4, 2024, Berry and Spinco made the Information Statement publicly available and began mailing the Information Statement to its stockholders.

The foregoing description is qualified in its entirety by reference to the Information Statement.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, and effective as of the Spinco Distribution on November 4, 2024, Kevin J. Kwilinski and Mark W. Miles each resigned from their positions as Director of Spinco, and Jason K. Greene resigned from his positions as Director, Executive Vice President, Chief Counsel and Secretary of Spinco.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Information Statement of Treasure Holdco., Inc., dated November 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Treasure Merger Sub II, LLC, as successor in interest to the registrant by merger, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREASURE MERGER SUB II, LLC
(as successor in interest to the former Treasure Holdco, Inc.)

Dated: November 8, 2024	By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Secretary